Exhibit 99.1

                            DOLLAR TREE STORES, INC.
              TO PRESENT AT U.S. BANCORP PIPER JAFFRAY CONFERENCE

              The Company Also Announces Results of Annual Meeting

CHESAPEAKE, Virginia - May 30, 2002 - Dollar Tree Stores, Inc. (Nasdaq: DLTR), the nation's largest $1.00 discount variety store chain, announced today that it will participate in the U.S. Bancorp Piper Jaffray 22nd Annual Consumer Conference.

The conference will be held on June 12-13, 2002 at the W New York Hotel in New York City.

Dollar Tree's presentation is scheduled for Thursday, June 13, 2002 at 9:05 am EDT. Macon F. Brock, Chairman and CEO, will discuss Dollar Tree's business and growth plans.

A live audio-only webcasting of this presentation will be available at https://www.gotoanalysts.com/cc/webcast. A replay will be available within 24 hours of the presentation and can be accessed at the same location. This replay will be available until June 17, 2002.

Dollar Tree also held its Annual Meeting of Shareholders today at the Renaissance Portsmouth Hotel in Portsmouth, Virginia. The shareholders re-elected Macon F. Brock, Jr. and Richard G. Lesser to serve on the Board of Directors.

Dollar Tree Stores, Inc. is the nation's leading $1.00 discount variety store chain. As of May 29, 2002, Dollar Tree operates 2,060 stores in 37 states with distribution centers in Virginia, Mississippi, Illinois, California, Georgia and Pennsylvania.

CONTACT:        Dollar Tree Stores, Inc., Chesapeake
                Erica Robb or Adam Bergman, 757/321-5000 http://www.DollarTree.com